UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
___________________________________
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Travelers Companies, Inc.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Commencing on or about May 8, 2024, The Travelers Companies, Inc. made the following communication to employees.

Vote Your Shares
A Message from Wendy C. Skjerven
Dear Colleagues,
Shareholders of public companies generally have the opportunity to vote on important corporate governance matters annually. If you owned shares of Travelers stock at the close of business on March 18, 2024, you have the opportunity to cast your vote on items such as electing the directors of our company. We encourage you to vote now.
You can vote in one of several ways:
•Go to proxyvote.com.
•Call 800.690.6903.
•Vote by mail.
If voting online or by phone, you will need your 16-digit control number.
Where do I find my control number? You should have already received a communication by email or mail with a control number and instructions. Who sends this information to you and how it is delivered depend on how you hold your shares. For more information on finding your control number, go to the Exercising Your Right to Vote page on inside.
The page provides everything you need to exercise your right to vote your shares, including information about the matters to be voted on and answers to frequently asked questions. Please also review the following materials either in print (if you received them in the mail) or via these links:
•2023 Annual Report.
•2024 Notice of Annual Meeting and Proxy Statement, which includes details about the matters to be voted on.
Your vote is important, so please vote now!
Thank you for voting.

Wendy Skjerven
Corporate Secretary

Commencing on or about May 8, 2024, The Travelers Companies, Inc. made the following intranet webpage available to employees.

Exercising Your Right to Vote on Corporate Governance Matters

Overview
Shareholders of public companies generally have the opportunity to vote on important corporate governance matters annually. Employees who owned shares of Travelers stock at the close of business on March 18, 2024, have the opportunity to cast their vote on items including the election of our Board of Directors.

We encourage you to vote.

Voting is easy. Just go to proxyvote.com, call 800.690.6903 or vote by mail. If voting online or by phone, you will need your 16-digit control number.

Before voting, please review the following materials either in print (if you received them in the mail) or via these links:

•2023 Annual Report; and
•2024 Notice of Annual Meeting and Proxy Statement, which includes details about the matters to be voted on.

Q&A on Voting
Who is entitled to vote?

If you held shares as of the close of business on March 18, 2024, you can vote – one vote for each share of common stock held on that date, including shares:

•Held in your account with a broker or bank;
•Held directly with Travelers in your name as a shareholder of record; and
•Credited to your account in the Travelers 401(k) Savings Plan.

If you hold shares in more than one way, you will receive more than one communication and should vote your shares separately.

What are the matters to be voted on, and did the Board of Directors make any recommendation about how I should vote?

Matters to be voted on		Board Recommendations
1.	Elect the 11 director nominees listed in the proxy statement.	FOR each nominee
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024.	FOR
3.	Non-binding vote to approve executive compensation.	FOR
4.	Shareholder proposal relating to a report on methane in the energy sector.	AGAINST
5.	Shareholder proposal relating to GHG emissions.	AGAINST
6.	Shareholder proposal relating to human rights risks in underwriting.	AGAINST
7.	Shareholder proposal relating to CEO pay ratio and executive compensation.	AGAINST

Will management know how I vote?

No. Management will only see how many votes are cast in the aggregate; they will not know how individual shareholders vote.
How do I vote?

Voting is easy. Just go to proxyvote.com or call 800.690.6903. To vote online or by phone, you will need your 16-digit control number. You may be able to vote without your control number by calling
800.607.0088.

You can also vote by mail. If you received a voting instruction form or proxy card in the mail, mark your selections, fill in the date, sign your name exactly as it appears on the form or card, and mail it in the postage-paid envelope provided.

Where do I find the 16-digit control number that allows me to vote my shares?

You have already received or will be receiving proxy materials (such as a voting instruction form, a notice of internet availability of proxy materials or a proxy card) by mail or email from your broker or bank or from Travelers (depending upon how you hold your shares). Your 16-digit control number is contained in these proxy materials.

What if I cannot locate my 16-digit control number?

If your shares are:

•Held in your account with a broker or bank: Call your broker or bank (if Fidelity, call 800.480.9980), or you may be able to vote without your control number by calling
800.607.0088.
•Held directly with Travelers in your name as a shareholder of record: Call 800.607.0088.
•Credited to your account in the Travelers 401(k) Savings Plan: Call 800.480.9980.

What are the voting deadlines?

•Internet and telephone voting facilities will close at 11:59 p.m. EDT on May 14, 2024, for the voting of shares held by shareholders of record or held in your account with a broker or bank and at 11:59 p.m. EDT on May 13, 2024, for the voting of shares held by employees through the Travelers 401(k) Savings Plan.
•Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 14, 2024.
•Mailed proxy cards with respect to shares held by employees through the Travelers 401(k) Savings Plan must be received no later than May 13, 2024.

Annual Report and Proxy Statement
The 2023 Annual Report and the Proxy Statement for the 2024 Annual Meeting of Shareholders are now available online via these links:

•2023 Annual Report (downloadable PDF)
•2024 Notice of Annual Meeting and Proxy Statement (downloadable PDF)
•2024 Notice of Internet Availability of Proxy Materials – FAQs (downloadable PDF)